Exhibit 99.1

Insurance Software and e-Commerce Services Provider Ebix Q3 REVENUES RISE 32% TO $66.8M, EPS INCREASES 24% YOY TO $0.59 AND NET INCOME INCREASES 12% TO $20.2M

JOHNS CREEK, GA - November 6, 2015 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported results for the fiscal third quarter ended September 30, 2015(Q3 2015). Ebix will host a conference call to review its results today at 11:00 a.m. EST (details below).

Ebix delivered the following results for the third quarter of 2015:

Revenues: Total Q3 2015 revenue was $66.8 million, an increase of 32% on a year-over-year basis, as compared to Q3 2014 revenue of $50.8 million and a 3.2% sequential increase over Q2 2015 revenue of $64.7 million.

On a constant currency basis, Ebix Q3 2015 revenue increased 38% year over year to $70.2 million as compared to $50.8 million in Q3 of 2014. Year to date revenue increased 32% on a constant currency basis to $203.3 million as compared to $153.7 million in 2014.

Ebix’s insurance exchange channel remained the company’s largest segment, accounting for 69% of Q3 2015 revenue and 72% of year-to-date revenue.

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Channel	2015	2014	2015	2014
Exchanges	$ 46,209	$ 41,757	$ 139,712	$ 125,212
Broker Systems	3,812	4,511	11,067	13,862
Risk Compliance Solutions (RCS)	15,754	3,346	41,218	10,423
Carrier Systems	1,038	1,194	3,281	4,191
Total Revenue	$ 66,813	$ 50,808	$ 195,278	$ 153,688

The continued strengthening of the US dollar, year over year, as compared to the Australian dollar and the Brazilian real reduced Q3 2015 revenue by $3.4 million and year-to-date revenue by $8.0 million across the Exchange and Broker Systems Channels.

Earnings per Share: Q3 2015 diluted earnings per share of $0.59 were up 24% as compared to $0.47 in the third quarter of 2014. For purposes of the Q3 2015 EPS calculation, there was an average of 34.5 million diluted shares outstanding during the quarter, as compared to 38.3 million diluted shares outstanding in Q3 2014.

Exhibit 99.1

Operating Cash: Cash generated from operations in Q3 2015 was $15.5 million up 58% as compared to $9.8 million in Q3 2014.

Operating Income and Margins: Operating margins for the quarter were strong at 33%. Consulting margins improved to 28% from 24% in Q2 of 2015. The remaining business’s operating margins came out at 34%. Operating income for Q3 2015 was slightly up at 1% at $22.0 million as compared to $21.7 million of operating income in Q3 2014.

Net Income: Q3 2015 net income was $20.2 million, up 12% as compared to Q3 2014 net income of $18.0 million. During the nine months ended September 30, 2015, net income increased $10.6 million or 23%, to $57.6 million compared to $47.0 million during the same period in 2014

Q4 2015 Diluted Share Count: As of today, the Company expects the diluted share count for Q4 2015 to be approximately 34.0 million.

Share Repurchases: Since June 30, 2015 and through September 30, 2015 the Company repurchased 1.17 million shares of its outstanding common stock for aggregate cash consideration in the amount of $34.3 million. Subsequent to September 30th and through November 5, 2015 the Company has repurchased an additional 20 thousand shares in the amount of $500 thousand.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q3 2015 for a total of $2.6 million.

Ebix Chairman, President and CEO Robin Raina said, “We are extremely pleased with the results. On a constant currency basis, our revenues for Q3 2015 would have been $70.2 million as compared to $50.8 million in Q3 of 2014. Our nine-month results for 2015 would have been $8 million higher on a constant currency basis as compared to the actual results in 2015. We have many large contracts in implementation now which are expected to have the effect of not only increasing our margins but also resulting in continued sequential growth of our top line.”

Robin added, “With continued momentum on our side, the deals in hand, a strong pipeline of large contracts at various stages of negotiation, we expect 2016 to be the best year in history for Ebix. We are also exploring a number of acquisitions that are all expected to be accretive from the outset.”

“We intend to continue returning cash to our shareholders through Dividends as also repurchasing our stock in the open markets.” Robin said. “We believe that purchase of our stock is the most accretive use of our cash though we intend to balance it with acquisitions also to ensure that we continue to grow Ebix’s expanse in emerging and niche markets where Ebix may not have a presence at present.”

Robert Kerris, Ebix’s EVP and CFO said “Ebix continues to deliver solid top line growth, improving operating margins and strong cash flow performance. As of November 5th, Ebix had $45 million in available cash and equivalents plus $54 million in available borrowing capacity, providing nearly $100 million to support organic growth, accretive acquisitions and opportunistic share repurchases.”

Robert added, “With the support of our ongoing operating cash flow generation, Ebix is well positioned to continue to fund its growth along with initiatives to drive long term shareholder value. Ebix utilized $44.3 million of cash during Q3 2015, consisting of $33.3 million to re-purchase 1.17 million shares of Ebix common stock, a $6.0 million investment in the IHC joint venture, $2.6 million in quarterly dividends, and $2.4 million for the purchase a building for our expanding operations in India and the build out of our new headquarters campus in Johns Creek, Georgia.”

Conference Call Details:

Call Date/Time: Friday, November 6, 2015 at 11:00 a.m. EST

Exhibit 99.1

Call Dial-In: +1-877-837-3909 or 1 973-409-9690; Call ID #68074608
Live Audio Webcast: www.ebix.com/webcast
Audio Replay URL: www.ebix.com/result_15_q3 after 2:00 p.m. EST Nov. 6th

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations,

Exhibit 99.1

including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

David Collins, Tanya Kamatu or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2015	2014	2015	2014
Operating revenue	$66,813	$50,808	$195,278	$153,688

Operating expenses:
Cost of services provided	17,809	10,275	55,993	29,851
Product development	8,338	6,779	22,673	20,230
Sales and marketing	3,805	3,559	10,795	10,644
General and administrative, net	12,128	6,008	34,995	26,917
Amortization and depreciation	2,765	2,449	7,932	7,442
Total operating expenses	44,845	29,070	132,388	95,084

Operating income	21,968	21,738	62,890	58,604
Interest income	62	61	167	326
Interest expense	-1,058	-392	-2,402	-850
Non-operating (loss)/income - put options	0	-19	0	296
Non-operating expense - securities litigation	0	-350	0	-350
Foreign currency exchange gain	1,137	987	2,359	532
Income before income taxes	22,109	22,025	63,014	58,558
Income tax expense	-1,877	-4,010	-5,410	-11,547
Net income	$20,232	$18,015	$57,604	$47,011

Basic earnings per common share	$0.59	$0.47	$1.65	$1.23

Diluted earnings per common share	$0.59	$0.47	$1.63	$1.22

Basic weighted average shares outstanding	34,304	38,050	35,014	38,264

Diluted weighted average shares outstanding	34,515	38,253	35,241	38,499

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$33,200	$52,300
Short-term investments	1,014	281
Trade accounts receivable, less allowances of $906 and $1,619, respectively	47,166	41,100
Deferred tax asset, net	802	2,113
Other current assets	11,058	8,067
Total current assets	93,240	103,861

Property and equipment, net	33,583	24,661
Goodwill	408,093	402,220
Intangibles, net	49,591	49,371
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	20,563	18,758
Other assets	12,522	4,553
Total assets	$648,479	$634,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,703	$40,121
Accrued payroll and related benefits	6,020	5,280
Current portion of long term debt and capital lease obligations, net of discount of $5 and $7, respectively	607	936
Current deferred rent	311	268
Contingent liability for accrued earn-out acquisition consideration	1,690	887
Deferred revenue	19,251	22,192
Other current liabilities	98	102
Total current liabilities	49,680	69,786

Revolving line of credit	186,465	120,465
Long term debt and capital lease obligations, less current portion, net of discount of $0 and $7, respectively	41	593
Other liabilities	2,157	2,179
Contingent liability for accrued earn-out acquisition consideration	6,323	4,480
Deferred revenue	1,803	2,496
Long term deferred rent	1,847	2,091
Total liabilities	248,316	202,090

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014	0	0
Common stock, $0.10 par value, 60,000,000 shares authorized, 33,787,094 issued and outstanding, at September 30, 2015 and 36,232,074 issued and 36,191,565 outstanding at December 31, 2014	3,378	3,619
Additional paid-in capital	69,756	137,101

Exhibit 99.1

Treasury stock (no shares as of September 30, 2015 and 40,509 shares as of December 31, 2014)	0	-76
Retained earnings	359,341	309,726
Accumulated other comprehensive loss	-32,312	-18,149
Total stockholders’ equity	400,163	432,221
Total liabilities and stockholders’ equity	$648,479	$634,311

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited) (In thousands)	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$57,604	$47,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,932	7,442
Benefit for deferred taxes	-5,749	-1,810
Share based compensation	1,244	1,333
Provision for doubtful accounts	1,950	1,083
Debt discount amortization on promissory note payable	13	26
Unrealized foreign exchange (gain) loss	-2,008	-256
Loss on put option	0	-296
Reduction of acquisition earnout accruals	-1,533	-7,533
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	-6,328	-1,901
Other assets	-3,606	-3,977
Accounts payable and accrued expenses	-21,448	-8,064
Accrued payroll and related benefits	1,100	1,027
Deferred revenue	-3,096	-704
Deferred rent	-111	-272
Reserve for potential uncertain income tax return positions	594	9,337
Liability - securities litigation settlement payment	-690	-3,868
Other liabilities	-205	-188
Net cash provided by operating activities	25,663	38,390

Cash flows from investing activities:
Acquisition of Via Media Health, net of cash acquired	-1,000	0
Acquisition of P.B. Systems, net of cash acquired	-11,475	0
Acquisition of HealthCare Magic, net of cash acquired	0	-5,856
Investment in Joint Venture	-6,000	0
Acquisition of CurePet, Inc., net of cash acquired	0	3
Payment of acquisition earn-out contingency, Taimma	0	-2,250
Purchases of marketable securities	-940	-595
Capital expenditures	-12,713	-15,922
Net cash used in investing activities	-32,128	-24,620

Cash flows from financing activities:
Proceeds from revolving line of credit, net	66,000	40,625
Principal payments of term loan obligation	0	-31,938
Repurchases of common stock	-67,780	-16,482
Excess tax benefit from share-based compensation	63	-3,200
Proceeds from the exercise of stock options	1,117	788
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-1,141	-37
Dividend payments	-7,989	-8,652
Shares reacquired in connection with put option	0	-3,535
Principal payments of debt obligations	-638	-336
Payments of capital lease obligations	-3	-144
Net cash used in financing activities	-10,371	-22,911
Effect of foreign exchange rates on cash	-2,264	-183
Net change in cash and cash equivalents	-19,100	-9,324
Cash and cash equivalents at the beginning of the period	52,300	56,674
Cash and cash equivalents at the end of the period	$33,200	$47,350
Supplemental disclosures of cash flow information:
Interest paid	$4,002	$802
Income taxes paid	$24,663	$10,782